UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2009

Finlay Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 808-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

                On September 24, 2009, Finlay Enterprises, Inc. and its affiliates and subsidiaries (collectively, the “Company”) issued a press release announcing that it had completed an auction for its business and assets pursuant to bidding procedures previously approved by the United States Bankruptcy Court for the Southern District of New York (the “Court”). As a result of the auction, the Company, in consultation with the agent for its senior secured lenders and the official committee of unsecured creditors appointed in the Company’s chapter 11 cases, selected Gordon Brothers Retail Partners, LLC (“Gordon Brothers”) as having the highest and best bid. Gordon Brothers will be appointed to act as the Company’s agent to conduct “store closing” or similar sales of merchandise located at all of the Company’s retail store locations and the Company’s two distribution centers.

The proposed transaction remains subject to the approval of the Court, which is scheduled to conduct a hearing to consider the results of the auction on Friday, September 25, 2009. If approved, the transaction is expected to be completed on or before February 28, 2010.

A copy of the press release is being filed as Exhibit 99.1 to this current report and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated September 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.

Date: September 24, 2009
	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer and Chief Financial Officer

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